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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                           -------------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                  May 7, 1999


                            LITTLE SWITZERLAND, INC.
                       --------------------------------
              (Exact name of registrant as specified in charter)
              --------------------------------------------------


          Delaware                   0-19369                66-0476514
   ------------------------   ------------------------   -----------------
(State or other jurisdiction  (Commission file number)    (IRS employer
      of incorporation)                                  identification no.)


         161-B Crown Bay Cruise Ship Port, St. Thomas, U.S.V.I.  00802
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (340) 776-2010
                                                          --------------
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Item 5 - Other Events
---------------------

     Little Switzerland, Inc. (the "Company") has been in active negotiations with its two lead banks regarding the Company's noncompliance with certain financial covenants contained in the original loan agreements with the banks and the nonpayment of amounts totaling approximately $1.5 million due under the revolving term loan with one of the Company's banks.

     As a result of such negotiations, the Company and its wholly owned subsidiaries have entered into a Forbearance Agreement, effective as of April 1, 1999. The following summary of the Forbearance Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Forbearance Agreement which is attached hereto as Exhibit 10.38 and is incorporated herein by reference, and the related Security Agreement which is attached hereto as Exhibit 10.39 and is incorporated herein by reference.

     Pursuant to the Forbearance Agreement, the banks have agreed, through August 31, 1999, not to exercise their rights and remedies under the existing loan documents with respect to existing defaults and certain expected future defaults. In exchange, the Company and its subsidiaries have granted a security interest to the banks against their personal property. The banks have agreed to allow the Company to obtain financing secured by liens on the Company's real property to finance the Company's working capital needs. The Forbearance Agreement also sets forth certain criteria that the Company must meet regarding the Company's inventory levels. The banks have indicated that, at this time, they will not make any additional borrowings to the Company during the term of the Forbearance Agreement.

     Although the Company has addressed the current status of its credit arrangements with its existing lenders, the Company is continuing to actively explore other financing alternatives. At this time, the Company does not have any firm commitments from other lenders or third parties to provide it with funds that would be used to finance its working capital. There is no assurance that the Company will be successful in obtaining any other financing. In addition, the Company is negotiating payment terms with its vendors and suppliers and if successful, it is the Company's current belief that funds from operations are sufficient to adequately support its operations through the first quarter of Fiscal 2000. If the Company is unable to obtain other financing that will provide it with funds for working capital purposes by the end of such first fiscal quarter, it will have a material adverse effect on the Company.

     In connection with the Company's development of a strategic plan that will attempt to address its present financial situation and prepare it for the future, the Company closed its store located on the island of St. Croix on May 14, 1999. The Company is redistributing the inventory from the St. Croix store to the Company's other store locations.

     Additionally, the Board of Directors of the Company has determined that the Company's Shareholder Rights Agreement (as defined below) is no longer in the best interests of the holders of the Company's common stock and, therefore, has voted unanimously to terminate the Shareholder Rights Agreement, dated as of July 25, 1991, between the Company, and State Street Bank and Trust Company, a Massachusetts trust company (the "Rights Agent"), as amended by the First Amendment to Shareholder Rights Agreement, dated as of November 8, 1991, between the Company and the Rights Agent, the Second Amendment to Shareholder Rights Agreement, dated as of April 6, 1993, between the Company and the Rights Agent, the Third Amendment to Shareholder Rights Agreement, dated as of February 4, 1998, between the Company and the Rights Agent and the Fourth Amendment to Shareholder Rights Agreement, dated as of February 23, 1999, between the Company and the Rights Agent (the "Shareholder Rights Agreement"). The termination of the Shareholder Rights Agreement is effective as of May 20, 1999.


                                       2
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Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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     (c)  Exhibits

     Exhibit 10.38 - Forbearance Agreement, dated as of May 7, 1999, by and among L. S. Wholesale, Inc., the Company, L. S. Holding, Inc., World Gift Imports (Barbados) Limited, World Gift Imports, N. V., Montres Et Bijoux, S.A.R.L., L. S. Holding (Aruba), N. V., L. S. Holding (Curacao), N. V., Little Switzerland (Antigua), Limited, Little Switzerland (St. Lucia) Limited, L. S. Holding (USA), Inc. and The Chase Manhattan Bank and The Bank of Nova Scotia.

     Exhibit 10.39 - Security Agreement, dated as of May 7, 1999, by and among
                     L. S. Wholesale, Inc., the Company, L. S. Holding, Inc., World Gift Imports (Barbados) Limited, World Gift Imports,
                     N. V., Montres Et Bijoux, S.A.R.L., L. S. Holding (Aruba),
                     N. V., L. S. Holding (Curacao), N. V., Little Switzerland (Antigua), Limited, Little Switzerland (St. Lucia) Limited,
                     L. S. Holding (USA), Inc. and The Chase Manhattan Bank and The Bank of Nova Scotia.

                                       3
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LITTLE SWITZERLAND, INC.



Date: May 20, 1999                  By: /s/ Kenneth W. Watson
                                        ----------------------------------------
                                        Name: Kenneth W. Watson
                                        Title: Acting President and
                                               Chief Executive Officer

                                       4
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                                 EXHIBIT INDEX

   Exhibit No.     Description
   -----------     -----------


   Exhibit 10.38 - Forbearance Agreement, dated as of May 7, 1999, by and among
                   L. S. Wholesale, Inc., the Company, L. S. Holding, Inc., World Gift Imports (Barbados) Limited, World Gift Imports, N. V., Montres Et Bijoux, S.A.R.L., L. S. Holding (Aruba), N. V., L. S. Holding (Curacao), N. V., Little Switzerland (Antigua), Limited, Little Switzerland (St. Lucia) Limited,
                   L. S. Holding (USA), Inc. and The Chase Manhattan Bank and The Bank of Nova Scotia.

   Exhibit 10.39 - Security Agreement, dated as of May 7, 1999, by and among L.
                   S. Wholesale, Inc., the Company, L. S. Holding, Inc., World Gift Imports (Barbados) Limited, World Gift Imports, N. V., Montres Et Bijoux, S.A.R.L., L. S. Holding (Aruba), N. V., L.
                   S. Holding (Curacao), N. V., Little Switzerland (Antigua), Limited, Little Switzerland (St. Lucia) Limited, L. S. Holding (USA), Inc. and The Chase Manhattan Bank and The Bank of Nova Scotia.